Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Wickes Inc. on Form S-8 (File Nos. 33-85380, 33-88010 and 33-90240) of
our report dated February 23, 1999, on our audits of the consolidated financial statements and financial statement schedule of Wickes Inc. and Subsidiaries as of December 26, 1998 and December 27, 1997, and for the years ended December 26, 1998, December 27, 1997 and December 28, 1996, which reports are included in this Annual Report on Form 10-K.






                              /s/ PRICEWATERHOUSECOOPERS LLP
                              ------------------------------
                              PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 24, 1999